Exhibit 99.1

Five Oaks Investment Corp. Announces Fourth Quarter 2016 Common Stock Dividend Rate of $0.06 Per Share for October, November and December 2016 and Preferred Stock Dividend

NEW YORK, Sept. 16, 2016 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) (the "Company") today announced that its board of directors has declared monthly cash dividend rates for the fourth quarter of 2016 of $0.06 per share of common stock for the months of October, November and December.

Fourth Quarter 2016 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

October 2016	$0.06	October 17, 2016	October 28, 2016

November 2016	$0.06	November 15, 2016	November 29, 2016

December 2016	$0.06	December 15, 2016	December 29, 2016

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the fourth quarter of 2016 of $0.1823 per share of Series A Preferred Stock:

Fourth Quarter 2016 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

October 2016	$0.1823	October 17, 2016	October 27, 2016

November 2016	$0.1823	November 15, 2016	November 28, 2016

December 2016	$0.1823	December 15, 2016	December 27, 2016

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities, mortgage servicing rights, and residential mortgage loans. The Company's objective is to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073